Exhibit 99.1

ARBINET ANNOUNCES $8 MILLION STOCK REPURCHASE PLAN

New Brunswick, New Jersey, May 22, 2008—Arbinet-thexchange, Inc. (NasdaqGM: ARBX) today announced that its Board of Directors has authorized the Company to purchase up to $8 million dollars of shares of its common stock. The Company had repurchased approximately $4.5 million between June 2007 and February 2008. Stock repurchases will be made from time to time in open market or in privately negotiated transactions as market conditions warrant. The stock repurchase program is effective May 27, 2008, and may be suspended or terminated at any time without prior notice. It will terminate no later than August 27, 2008.

“Arbinet’s first quarter earnings release highlighted our commitment to growth, demonstrated that we have a plan in place to improve performance for our core voice and data businesses, and reaffirmed our belief in Arbinet’s unique value proposition,” said William M. Freeman, Arbinet’s President and Chief Executive Officer. “We continually look at all of our opportunities to grow the business and increase shareholder returns. We believe our stock price is not reflective of the current and longer term value of the business and believe that the repurchase of Arbinet common stock is a good investment opportunity.”

About Arbinet

Arbinet is a leading provider of solutions to simplify the exchange of digital communications in a converging world. The Company operates the world’s largest electronic market for trading, routing and settling communications capacity. Through its managed service offerings, Arbinet provides solutions to simplify the increased complexity of routing calls across traditional and VoIP networks.

Arbinet’s 1,045 voice and data Members, including the world’s 10 largest international carriers, use Arbinet’s Internet based electronic platforms to buy, sell, deliver and settle transactions valued at about $500 million in 2008. These Members include fixed, mobile and VoIP carriers, ISPs and content providers from more than 60 countries who exchange voice, data, content and value added services.

For more information about Arbinet’s solutions visit http://www.arbinet.com.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to statements about the Company’s strategic and business plans. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as: “believes,” “expects,” “may,” “will,” “should” or “anticipates,” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Various important risks and uncertainties may cause Arbinet’s actual results to differ materially from the results indicated by these forward-looking statements, including, without limitation: the ability of Arbinet to effectively divest Broad Street Digital Limited; members (in particular, significant trading members) not trading on our exchange or utilizing our new and additional services (including DirectAxcessSM, PrivateExchangeSM, AssuredAxcessSM and PeeringSolutionsSM); continued volatility in the volume and mix of trading activity; our uncertain and long member enrollment cycle; the failure to manage our credit risk; failure to manage our growth; pricing pressure; investment in our management team and investments in our personnel; regulatory uncertainty; system failures, human error and security breaches that could cause Arbinet to lose members and expose it to liability; and Arbinet’s ability to obtain and enforce patent protection for our methods and technologies. For a further list and description of the risks and uncertainties the Company faces, please refer to Part I, Item 1A of the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 17, 2008, and other filings that have been filed with the Securities and Exchange Commission. Arbinet assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise and such statements are current only as of the date they are made.

Contacts:

Jack Wynne, CFO

Arbinet-thexchange, Inc.

732-509-9230

Andrea Priest / Andi Salas

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449